Exhibit 10.3

AMENDMENT No. 1

to

Joan Schmidt Offer of Employment

dated December 10, 2019

This Amendment No. 1 is made as of February 24, 2020 between Arena Pharmaceuiticals, Inc. (“Arena” or “Company”) and Joan Schmidt (“Candidate”).   Whereas the Company and the Candidate signed an Offer of Employment dated December 10, 2019 and fully executed on January 12, 2020, the parties hereby agree to amend the terms of the Offer of Employment as set forth below:

1.	Equity Award. The section of the Offer Employment relating to the equity award (or “Option Grant”) is replaced in its entirety with the following:

“As an incentive to accept Arena’s offer of employment and in connection with your acceptance of this offer of employment and the commencement of your employment, we will recommend to the Compensation Committee of the Board of Directors, or other authorized committee, that you be granted an option to purchase 132,000 (one-hundred thirty-two thousand) shares of the Company’s common stock (the “Stock Option Award”) and a Performance Restricted Stock Unit consisting of 6,300 shares of the Company’s common stock (the “PRSU Award”) (collectively the “Equity Awards”).  The Equity Awards will be granted on March 15, 2020 and are subject the terms and conditions of the Company’s Equity Incentive Plan(s) under which each award is granted and the Grant Agreement associated with each award, including the applicable vesting criteria.”

2.	One Time Bonus. The section of the Offer Employment relating to the One Time Bonus shall be removed, as you confirmed receipt of your 2019 annual bonus from your then-current employer.

3.	Except as explictly set forth herein, the Offer of Employment will remain in full force and effect.

Please indicate your acceptance of this Amendment to the Offer of Employment byu signing below and returning a copy to me

Warm regards,

ARENA PHARMACEUITCALS, INC.

By:  /s/ Suzanne Zoumaras

        Suzanne Zoumaras

        EVP & Chief Human Resources Officer

Agreed and Accepted

This 24th day of February, 2020

        /s/ Joan Schmidt

        Joan Schmidt

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